August 28, 2007

Securities and
Exchange Commission
100 F Street, N.E.
Washington, DC
20549

Commissioners:

We have read the
statements made by
Large-Cap Value
Portfolio (copy
attached), which we
understand will be
filed with the
Securities and
Exchange
Commission, pursuant
to Item 77K of Form
N-SAR, as part of the
Form N-SAR of Large-
Cap Value Portfolio
dated August 28, 2007.
We agree with the
statements concerning
our Firm in such Form
N-SAR.

Very truly yours,



PricewaterhouseCoope
rs LLP
















Eaton Vance
Management


The Eaton Vance Building
255 State Street, Boston, MA
02109
(617) 482-8260



August 16, 2007

PricewaterhouseCoopers
LLP
125 High Street
Boston, Massachusetts
02110

Dear Sirs:

In accordance with the
requirements of item
304 of Regulation S-K,
please provide us with a
letter(s) from your firm
addressed to the
Securities and Exchange
Commission stating your
agreement with the
statements made in the
enclosed attachments
with respect to certain
Eaton Vance Funds and
Portfolios as referred to
therein.

A copy of your letter
will be filed with the
Securities and Exchange
Commission, along with
the applicable statement
as attached, as an exhibit
to the respective Fund's
or Portfolio's next Form
N-SAR for the period
ended June 30, 2007 (in
accordance with Item
77K of Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton
Vance Management












Applicable to Capital
Growth Portfolio,
Investment Grade
Income Portfolio, Large-
Cap Value Portfolio,
Small-Cap Growth
Portfolio, Special
Equities Portfolio, and
Utilities Portfolio

On August 6, 2007,
PricewaterhouseCoopers
LLP, resigned in the
ordinary course as the
Portfolio's independent
registered public
accountants.

The reports of
PricewaterhouseCoopers
LLP on the Portfolio's
financial statements for
each of the last two
fiscal years contained no
adverse opinion or
disclaimer of opinion
and were not qualified or
modified as to
uncertainty, audit scope
or accounting principles.
There have been no
disagreements with
PricewaterhouseCoopers
LLP during the
Portfolio's  two most
recent fiscal years and
through August 6, 2007
on any matter of
accounting principles or
practices, financial
statement disclosure or
auditing scope or
procedure, which
disagreements, if not
resolved to the
satisfaction of
PricewaterhouseCoopers
LLP, would have caused
them to make reference
thereto in their reports
on the Portfolio's
financial statements for
such years, and there
were no reportable
events of the kind
described in Item 304
(a)(1)(v) of Regulation
S-K under the Securities
Exchange Act of 1934,
as amended.

At a meeting held on
August 6, 2007, based
on Audit Committee
recommendations and
approvals, the full Board
of Trustees of the
Portfolio approved
Deloitte & Touche LLP
as the Portfolio's
independent registered
public accounting firm
for the fiscal year ending
December 31, 2007.  To
the best of the
Portfolio's knowledge,
for the fiscal years ended
December 31, 2006 and
December 31, 2005, and
through August 6, 2007,
the Portfolio did not
consult with Deloitte &
Touche LLP on items
which concerned the
application of
accounting principles to
a specified transaction,
either completed or
proposed, or the type of
audit opinion that might
be rendered on the
Portfolio's financial
statements or concerned
the subject of a
disagreement (as defined
in paragraph (a)(1)(iv) of
Item 304 of Regulation
S-K) or reportable
events (as described in
paragraph (a)(1)(v) of
Item 304 of Regulation
S-K).